Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & Frankel LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


     FACSIMILE                                                  47, Avenue Hoche
   (212) 715-8000                                                 75008 Paris
       -----                                                         France
   DIRECT NUMBER
   (212) 715-9100


                                                  February 4, 2003


Internet Commerce Corporation
805 Third Avenue
New York, New York  10022

        Re: Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 File No. 333-99059
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Ladies and Gentlemen:

                  We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), File No. 333-99059, as filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 520,933 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Registrant, which includes shares issuable upon the exercise of warrants.

                  In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Registrant, as amended, the By-laws of the Registrant, the Settlement Agreement by and among the Registrant, ING Merger, LLC and ING Capital, LLC dated July 11, 2002, the Class A Common Stock Warrant Agreement dated July 11, 2002, resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been, or, in the case of Shares issuable upon exercise of warrants, when issued in accordance with the terms of such warrants, will be, validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.


                                        Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP